        FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA
     NOV 17 1986

                            ARTICLES OF INCORPORATION

                                       OF

                           EAGLE-PICHER MINERALS, INC.

                                   * * * * * *

               FIRST. The name of the corporation is

                           EAGLE-PICHER MINERALS, INC.

               SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

               THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

               To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

               FOURTH. The total number of shares that may be issued by the corporation is one (1) share without nominal or par value.

               Such share without nominal or par value may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the board of directors.

               FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

               The names and post-office addresses of the first board of directors, which shall be three (3) in number, are as follows:

                NAME                                 POST-OFFICE ADDRESS
                ----                                 -------------------
                Thomas E. Petry                      580 Walnut Street, 13th Flr.
                                                     Cincinnati, Ohio  45202

                Zack D. Grinten                      580 Walnut Street, 13th Flr.
                                                     Cincinnati, Ohio  45202

                James A. Ralston                     580 Walnut Street, 13th Flr.
                                                     Cincinnati, Ohio  45202


               SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

               SEVENTH. The name and post-office address of each of the incorporators signing the articles of incorporation are as follows:

                NAME                                 POST-OFFICE ADDRESS
                ----                                 -------------------

                C. A. Record                         813 Carew Tower
                                                     Cincinnati, Ohio  45202

                F. L. Schindler                      813 Carew Tower
                                                     Cincinnati, Ohio  45202

                L. S. McElfresh                      813 Carew Tower
                                                     Cincinnati, Ohio  45202


               EIGHTH.  The corporation is to have perpetual existence.

               NINTH. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

               Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

               To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

               By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

               When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

               TENTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

               ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

               WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 13th day of November, 1986.

                                                  /s/  C.A. RECORD
                                                  ------------------------------
                                                  C.A. Record


                                                  /s/  K.L. SCHINDLER
                                                  ------------------------------
                                                  K.L. Schindler


                                                  /s/  L.S. McELFRESH
                                                  ------------------------------
                                                  L.S. McElfresh

STATE OF Ohio

COUNTY OF Hamilton

               On this 13th day of November, 1986, before me, a Notary Public, personally appeared C.A. Record, K.L. Schindler, and L.S. McElfresh, who severally acknowledged that they executed the above instrument.

                                             /s/  MARY LOU SCHOOLER
                                             -----------------------------------
                                                     Notary Public


                                                    MARY LOU SCHOOLER
                                                Notary Public, State of Ohio
                                            My Commission Expires Sept. 23, 1991

        FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA
     DEC 17 1996

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF
                           EAGLE-PICHER MINERALS, INC.
                           ---------------------------

Pursuant to the provisions of Section 78.403 of the Nevada Revised Statutes, the undersigned corporation adopts the following Amended and Restated Articles of Incorporation as of this date:

        FIRST:  The name of the corporation is EAGLE-PICHER MINERALS, INC.
                                               ---------------------------

        SECOND: The Articles of Incorporation of the corporation were filed by the Secretary of State on the 17th day of November, 1986.

        THIRD: The names and addresses of the original incorporators are as follows:

C. A. Record                   K.L. Schindler               L.S. McElfresh
813 Carew Tower                813 Carew Tower              813 Carew Tower
Cincinnati, Ohio  45202        Cincinnati, Ohio  45202      Cincinnati, Ohio  45202


        FOURTH: The board of directors of the corporation at a meeting duly convened and held on the 5th day of December, 1996, adopted a resolution to amend the original Articles as follows:

        Article SEVENTH is hereby amended to read as follows: Pursuant to the requirements of Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue nonvoting equity securities, subject, however, to further amendment of these Amended and Restated Articles of Incorporation as and to the extent permitted by applicable law.

        FIFTH: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are one (1), that the above change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

        SIXTH: The Articles of Incorporation, as amended to the date of this certificate, are hereby restated as follows: See Annex A.

                              (set forth articles)

        James A. Ralston is the Vice-President of EAGLE-PICHER MINERALS, INC. and that he is the secretary of the corporation; that he has been authorized to execute the foregoing certificate by resolution of the board of directors, adopted at a meeting of the directors duly called and that such meeting was held on the 5th day of December, 1996 and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date of the certificate.

        Date December, 1996.

                                                 EAGLE-PICHER MINERALS, INC.


                                            By  /s/  JAMES A. RALSTON
                                               _________________________________
                                                  Its Vice President & Secretary

                                            and
                                               _________________________________
                                                  Its ____________Secretary

STATE OF Ohio           )
                        )    ss.
COUNTY OF Hamilton      )

I, Patricia A. Harris, a notary public, do hereby certify that on this ________day of December, 1996, personally appeared before me James A. Ralston, and ________________________,who being by me first duly sworn, declared that he is the Vice President and Secretary of EAGLE-PICHER MINERALS, INC., that he signed the foregoing document as Vice President and Secretary of the corporation, and that the statements therein contained are true.



                                                    /s/ PATRICIA A. HARRIS
                                               --------------------------------
                                                       Notary Public

(Notorial Seal)

My commission expires:      [ILLEGIBLE]
                      ------------------------

                                                                         ANNEX A

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           EAGLE-PICHER MINERALS, INC.

                                    * * * * *

               FIRST: The name of the corporation is EAGLE-PICHER MINERALS, INC.

               SECOND:Its principal office in the State of Nevada is located at 6110 Plumas Street, Reno, Washoe County, Nevada 89509. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

               THIRD: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

               To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

               FOURTH:The total number of shares that may be issued by the corporation is one (1) share without nominal or par value.

               Such share without nominal or par value may be issued by the corporation from time for such consideration as may be fixed time to time by the board of directors.

               FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

               The names and post-office addresses of the current board of directors, which shall be three (3) in number, are as follows:

                NAME                                 POST-OFFICE ADDRESS
                ----                                 --------------------
                Andries Ruijssenaars                 580 Walnut Street, 13th Floor
                                                     Cincinnati, Ohio  45202

                Harry A. Neely                       580 Walnut Street, 13th Floor
                                                     Cincinnati, Ohio  45202

                James A. Ralston                     580 Walnut Street, 13th Floor
                                                     Cincinnati, Ohio  45202



               SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

               SEVENTH: Pursuant to the requirements of Section 1123 (a)(6) of the Bankruptcy Code, the corporation shall not issue nonvoting equity securities, subject, however, to further amendment of these Amended and Restated Articles of Incorporation as and to the extent permitted by applicable law.

               EIGHTH:The corporation is to have perpetual existence.

               NINTH: In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

               Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

               To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

               By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

               When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given a stockholder's meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

               TENTH: Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

               ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

               THIS FORM SHOULD ACCOMPANY AMENDED AND/OR RESTATED
               ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

1. Name of corporation:       EAGLE PICHER MINERALS, INC.

2. Date of adoption of Amended and/or Restated Articles:      December 5, 1996

3.  If the articles were amended, please indicate what changes have been made:
    See Annex A.

    (a) Was there a name change? Yes [ ] No [X] If yes, what is the new name?

 ................................................................................

    (b) Did you change your resident agent? Yes [ ] No [X] If yes, please indicate new address:

 ................................................................................

    (c) Did you change the purposes?    Yes [  ]  No [X]

        Did you add Banking? [  ]  Gaming?  [  ]  Insurance?  [  ]
        None of these?  [X]

 ................................................................................

    (d) Did you change the capital stock? Yes [ ] No[X] If yes, what is the new capital stock?

 ................................................................................

    (e) Did you change the directors?   Yes [  ]   No  [X]  If yes, indicate
        the change:

 ................................................................................

    (f) Did you add the directors liability provision?     Yes [  ]  No  [X]

 ................................................................................

    (g) Did you change the period of existence? Yes [ ] No [X] If yes, what is the new existence?

 ................................................................................

    (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles: See Annex A

 ................................................................................

                                       /s/  JAMES A. RALSTON
                                       _________________________________________
                                            James A. Ralston
                                            Vice President and Secretary
                                       _________________________________________
                                            Name and Title of Officer

                                               December 5, 1996
                                       _________________________________________
                                                     Date

STATE OF OHIO      )
                   )   ss.
COUNTY OF HAMILTON )

On December 5, 1996 personally appeared before me, a Notary Public, James A. Ralston who acknowledged that he executed the above document.



                                               /s/ PATRICIA A. HARRIS
                                       _________________________________________
                                                     Notary Public

                                                                   ANNEX A

          The second paragraph of Article FIFTH has been amended in its entirety to read as follows:

          The names and post-office addresses of the current board of directors, which shall be three (3) in number, are as follows:


              NAME                                  POST-OFFICE ADDRESS
              ----                                  -------------------
              Andries Ruijssenaars                  580 Walnut Street, 13th Floor
                                                    Cincinnati, Ohio 45202

              Harry A. Neely                        580 Walnut Street, 13th Floor
                                                    Cincinnati, Ohio 45202

              James A. Ralston                      580 Walnut Street, 13th Floor
                                                    Cincinnati, Ohio 45202

              Article SEVENTH has been amended in its entirety to read as follows:

                      SEVENTH: Pursuant to the requirements of Section 1123
              (a)(6) of the Bankruptcy Code, the corporation shall not issue nonvoting equity securities, subject, however, to further amendment of these Amended and Restated Articles of Incorporation as and to the extent permitted by law.